                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE
(NATCOGROUP LOGO)

2950 North Loop West, Suite 700
Houston, TX  77092
PHONE: (713) 685-8062 FAX: (713) 683-7841

NATCO GROUP REPORTS FIRST QUARTER RESULTS;
ANNOUNCES RECORD BOOKINGS; RECONFIRMS GUIDANCE              HOUSTON, MAY 3, 2004
--------------------------------------------------------------------------------

NATCO Group Inc. (NYSE: NTG) today announced first quarter 2004 revenue of $72.0 million and net loss available to common shareholders of $0.4 million ($(0.03) per share) compared to revenue and net income available to common shareholders of $68.0 million and $0.0 million ($0.00 per share) for the first quarter of 2003.

The 2004 first quarter net loss includes a $0.7 million charge related to the refinancing of the Company's bank credit facility and $0.5 million of net foreign exchange transaction losses and restructuring charges, compared to $0.4 million of expenses related to net foreign exchange transaction losses and restructuring charges for the first quarter of 2003. Excluding these charges, net of tax, the Company's earnings available to common shareholders for the quarter would have been $0.3 million ($0.02 per share) as compared to $0.3 million ($0.02 per share) for the first quarter of 2003. The Company reiterated its guidance for earnings per share in 2004 between $0.40 and $0.50.

NATCO also reported record bookings of $104.1 million in the first quarter, which represents a 71% increase over the prior year, and a 50% increase over the prior quarter. The Company's backlog increased by 50%, or $32.1 million during the quarter. "As anticipated, the Company saw the effect of the market upturn with strong increases in 1st quarter bookings and backlog", said Chairman and CEO Nat Gregory. "Importantly, quarterly bookings were not dominated by one large job, but represented a broad increase across the Company. Preliminary indications for April bookings appear to support continued momentum."

NATCO's revenue for the first quarter increased 6% compared to the first quarter of the prior year. Gross margin as a percent of revenue increased from 23.2% to 23.4% year over year. Total segment profit(1) for the first quarter was $3.5 million as compared to $3.2 million in the prior year.

Bookings in the Company's North American Operations segment exceeded $54 million, which is also a record level, reflecting continued improvement in western Canada and the US, especially the Rocky mountain region. However, activity in the Gulf of Mexico remains stagnant. Highlighting first quarter bookings in Canada was the award to supply various equipment for export to a large Russian oil company. Further bookings of projects for this customer were added in April as well. The North American Operations segment reported record segment profit of $4.8 million, significantly higher than 2003 levels. Profitability in this segment improved, in part, as a result of the successful startup of our Sacroc CO2 membrane plant expansion in late December of 2003.

Bookings of $17.9 million in the Company's Automation and Control Systems segment were up 30% year over year, led by a significant award to supply control panels for a customer in Kazakhstan. Activity levels and proposals outstanding for international projects are relatively strong in this segment. However, first quarter revenue and segment profit were lower than the first quarter 2003, reflecting run-off of several large projects completed in 2003, as well as reduced spending in the Gulf of Mexico by several large customers in the early part of 2004. Automation and Control Systems revenue for the quarter was $11.6 million compared to $15.2 million a year earlier, and gross margin as a percent of revenue fell to 13.3%, primarily due to unabsorbed production expenses resulting from the reduced activity level. Steps have been taken to reduce production expense in the near future. The outlook for the Automation and Control Systems segment remains positive, particularly in the international arena, although results are not expected to significantly improve until the second half of 2004.

Engineered Systems recorded a segment loss for the quarter, reflecting reduced margins on several jobs at the Company's UK subsidiary, Axsia, as well as lower revenue levels due to the difference in backlog run-off between years. Nevertheless, bookings for the quarter were $31.9 million, representing a 44% increase over the prior year and a 59% increase over the prior quarter. Backlog increased $7.9 million from the prior quarter and, based on jobs booked or currently identified, backlog is expected to increase during the second quarter. A key highlight for the first quarter was the award of the first domestic Shell-Paques(TM) desulfurization system. The Company was awarded a similar Shell-Paques(TM) job in April.

During the quarter, NATCO refinanced its previous bank credit facility with a new $80 million credit facility. The new facility consists of a $45 million term loan and $35 million of revolving credit capacity, and matures in March 2007.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.


(1) The Company calculates segment profit as income before net interest expense, income taxes, depreciation and amortization expense, write-off of unamortized loan costs, other expense, net and accounting changes.

                        NATCO GROUP INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                          MARCH 31,       DECEMBER 31,
                                                                                            2004              2003
                                                                                        -------------    -------------
                                                                                          (UNAUDITED)
                                     ASSETS
Current assets:
  Cash and cash equivalents .........................................................   $       3,018    $       1,751
  Trade accounts receivable, net ....................................................          71,229           70,902
  Inventories .......................................................................          35,448           34,573
  Deferred income taxes, net ........................................................           2,699            2,846
  Income tax receivable .............................................................           1,290              987
  Prepaid expenses and other current assets .........................................           4,603            3,937
                                                                                        -------------    -------------
        Total current assets ........................................................         118,287          114,996
Property, plant and equipment, net ..................................................          36,666           37,076
Goodwill, net .......................................................................          80,014           80,097
Deferred income tax assets, net .....................................................           4,296            4,290
Other assets, net ...................................................................           1,176            1,269
                                                                                        -------------    -------------
        Total assets ................................................................   $     240,439    $     237,728
                                                                                        =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt ............................................   $       7,926    $       5,617
  Accounts payable ..................................................................          34,877           38,976
  Accrued expenses and other ........................................................          33,349           30,257
  Customer advances .................................................................           5,980            5,527
                                                                                        -------------    -------------
        Total current liabilities ...................................................          82,132           80,377
Long-term debt, excluding current installments ......................................          39,739           38,003
Long-term deferred tax liabilities ..................................................             902              874
Postretirement benefit and other long-term liabilities ..............................          11,616           11,897
                                                                                        -------------    -------------
        Total liabilities ...........................................................         134,389          131,151
                                                                                        -------------    -------------

Series B redeemable convertible preferred stock (aggregate redemption value of $15,000), $.01 par value. 15,000 shares authorized, issued and
   outstanding  (net of issuance costs) .............................................          14,101           14,101

Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000 shares (of which 500,000 are authorized under Series A and 15,000 are authorized under
   Series B); no shares issued and outstanding (except Series B shares above)........              --               --
  Series A preferred stock, $.01 par value. Authorized 500,000
    shares; no shares issued and outstanding ........................................              --               --
  Common stock, $.01 par value. Authorized
    50,000,000 shares; issued and outstanding 15,922,661 and 15,854,067
   shares as of  March 31, 2004 and December 31, 2003, respectively .................             159              159
  Additional paid-in capital ........................................................          97,783           97,351
  Accumulated earnings ..............................................................           7,696            8,115
     Treasury stock, 795,692 shares at cost as of March 31, 2004 and
     December 31, 2003 ..............................................................          (7,182)          (7,182)
  Accumulated other comprehensive loss ..............................................          (2,630)          (2,127)
  Notes receivable from officers and stockholders ...................................          (3,877)          (3,840)
                                                                                        -------------    -------------
        Total stockholders' equity ..................................................          91,949           92,476
                                                                                        -------------    -------------
Commitments and contingencies
        Total liabilities and stockholders' equity ..................................   $     240,439    $     237,728
                                                                                        =============    =============

                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                             2004              2003
                                                                         -------------    -------------
Revenues .............................................................   $      71,984    $      68,013
Cost of goods sold ...................................................          55,169           52,202
                                                                         -------------    -------------
          Gross profit ...............................................          16,815           15,811
Selling, general and administrative expense ..........................          13,295           12,644
Depreciation and amortization expense ................................           1,374            1,230
Closure and other ....................................................               0              230
Interest expense .....................................................             935            1,062
Write-off of unamortized loan costs ..................................             667               --
Interest cost on postretirement benefit liability ....................             225              209
Interest income ......................................................             (62)             (49)
Other, net ...........................................................             454              346
                                                                         -------------    -------------
     Income (loss) before income taxes and cumulative
      effect of change in accounting principle .......................             (73)             139
Income tax provision (benefit) .......................................             (29)              50
                                                                         -------------    -------------
     Net income (loss) before cumulative effect of change
         in accounting principle .....................................             (44)              89
Cumulative effect of change in accounting principle
    (net of tax benefit of $18 in 2003) ..............................              --               34
                                                                         -------------    -------------
          Net income (loss) ..........................................   $         (44)   $          55
Preferred stock dividends ............................................             375               25
                                                                         -------------    -------------
          Net income (loss) available to common stockholders .........   $        (419)   $          30
                                                                         =============    =============

Earnings per share--basic:
Net income (loss) before cumulative effect of change in
   accounting principle ..............................................   $       (0.03)   $          --
Cumulative effect of change in accounting principle ..................              --               --
                                                                         -------------    -------------
          Net income (loss) available to common stockholders .........   $       (0.03)   $          --
                                                                         =============    =============

Earnings per share--diluted:
Net income (loss) before cumulative effect of change in
   accounting principle ..............................................   $       (0.03)   $          --
Cumulative effect of change in accounting principle ..................              --               --
                                                                         -------------    -------------
          Net (loss) income available to common stockholders .........   $       (0.03)   $          --
                                                                         =============    =============

Basic weighted average number of shares of
  common stock outstanding ...........................................          15,908           15,804
Diluted weighted average number of shares
  of common stock outstanding ........................................          15,908           15,874

                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                                 (IN THOUSANDS)

                                                           Three Months Ended
                                                                March 31,
                                                     -------------------------------
                                                         2004              2003
                                                     -------------     -------------
Revenue:
North American Operations                            $      37,508     $      28,615
Engineered Systems                                          24,108            26,046
Automation & Control Systems                                11,618            15,241
Eliminations                                                (1,250)           (1,889)
                                                     -------------     -------------
Total revenue                                        $      71,984     $      68,013
                                                     =============     =============

Gross profit:
North American Operations                            $      11,019     $       7,354
Engineered Systems                                           4,248             5,871
Automation & Control Systems                                 1,548             2,586
Eliminations                                                    --                --
                                                     -------------     -------------
Total gross profit                                   $      16,815     $      15,811
                                                     =============     =============

Gross profit % of revenue:
North American Operations
                                                              29.4%             25.7%
Engineered Systems
                                                              17.6%             22.5%
Automation & Control Systems
                                                              13.3%             17.0%
Total gross profit % of revenue
                                                              23.4%             23.2%

Operating expenses:
North American Operations                            $       6,180     $       5,809
Engineered Systems                                           4,422             4,631
Automation & Control Systems                                 1,160             1,267
Corporate and other                                          1,533               937
                                                     -------------     -------------
Total operating expenses                             $      13,295     $      12,644
                                                     =============     =============

Segment profit (loss):
North American Operations                            $       4,839     $       1,545
Engineered Systems                                            (174)            1,240
Automation & Control Systems                                   388             1,319
Corporate and other                                         (1,533)             (937)
                                                     -------------     -------------
Total segment profit                                 $       3,520     $       3,167
                                                     =============     =============

Bookings:
North American Operations                            $      54,336     $      24,881
Engineered Systems                                          31,859            22,108
Automation & Control Systems                                17,856            13,721
                                                     -------------     -------------
Total bookings                                       $     104,051     $      60,710
                                                     =============     =============


                                                           As of March 31,
                                                     -----------------------------
                                                         2004             2003
                                                     -------------   -------------
Backlog:
North American Operations                            $      32,320               $
                                                                            10,968
Engineered Systems                                          52,931          67,151
Automation & Control Systems                                10,768           4,677
                                                     -------------   -------------
Total backlog                                        $      96,019   $      82,796
                                                     =============   =============


                        NATCO GROUP INC. AND SUBSIDIARIES

     UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE TO NON-GAAP
                                   DISCLOSURES
                                 (IN THOUSANDS)

                                                                   FOR THE QUARTER ENDED MARCH 31, 2004
                                                          -------------------------------------------------------
                                                              INCOME              SHARES             PER-SHARE
                                                            (NUMERATOR)        (DENOMINATOR)           AMOUNT
                                                          ----------------    ----------------   ----------------
                                                            (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net loss ..............................................   $            (44)
Certain adjustments:
   Closure and other ..................................                  0
   Write-off of unamortized loan costs ................                667
   Loss on foreign exchange, net (1) ..................                459
   Tax effect  (2) ....................................               (438)
                                                          ----------------
Adjusted net income ...................................                644
Preferred stock dividends accrued .....................               (375)
                                                          ----------------
   Income available to common shareholders (adjusted
      for certain items) ..............................   $            269
                                                          ================

BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders ...............   $            269              15,908   $           0.02
                                                                                                 ================

EFFECT OF DILUTIVE SECURITIES
Stock options .........................................                 --                 109
                                                          ----------------    ----------------

DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders ...............   $            269              16,017   $           0.02
                                                          ================    ================   ================


                                                                  FOR THE QUARTER ENDED MARCH 31, 2003
                                                          -------------------------------------------------------
                                                               INCOME              SHARES          PER-SHARE
                                                             (NUMERATOR)        (DENOMINATOR)       AMOUNT
                                                          ----------------    ----------------   ----------------
                                                            (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income ............................................   $             55
Certain adjustments:
   Closure and other ..................................                230
   Loss on foreign exchange, net (1) ..................                172
   Tax effect (2) .....................................               (145)
                                                          ----------------
Adjusted net income ...................................                312
Preferred stock dividends accrued .....................                (25)
                                                          ----------------
   Income available to common shareholders (adjusted
      for certain items) ..............................   $            287
                                                          ================

BASIC EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders ...............   $            287              15,804   $           0.02
                                                                                                 ================

EFFECT OF DILUTIVE SECURITIES
Stock options .........................................                 --                  70
                                                          ----------------    ----------------   ----------------

DILUTED EPS (ADJUSTED FOR CERTAIN ITEMS):
Income available to common stockholders ...............   $            287              15,874   $           0.02
                                                          ================    ================   ================

(1) Included in Other, net in the accompanying income statement.

(2) Calculated at the applicable effective tax rate for the periods.